EXHIBIT 10.27


Executive Officer Salary Arrangements

     As reported on the Form 8-K dated May 9, 2005 filed May 11, 2005, the salary for Donald Macleod was increased to $600,000 effective May 30, 2005. The increase was done in connection with his promotion to President and Chief Operating Officer.

     As reported on the Form 8-K dated July 19, 2005 filed July 22, 2005, the salary for Lewis Chew, Senior Vice President, Finance and Chief Financial Officer, was increased to $400,000 effective July 24, 2005.